Exhibit 99.1

BF ENTERPRISES, INC. REPORTS EARNINGS FOR 2004

For Immediate Release
Tuesday, April 19, 2005

Contact:    Douglas Post
       Chief Financial Officer/ Vice President
       BF Enterprises, Inc.
       (415) 989-6580

SAN FRANCISCO (April 19, 2005) - BF Enterprises, Inc. (NASDAQ NMS: BFEN), a San Francisco based real estate holdings and development company, reported that for the three months and the year ended December 31, 2004, net income was $14,000, or $0.00 per diluted share, and $219,000, or $0.06 per diluted share, respectively. Revenues were $1,850,000 for the three-month period and $4,188,000 for the year ended December 31, 2004. For the same periods in 2003, the Company reported net income of $47,000, or $0.01 per diluted share, and $271,000, or $0.07 per diluted share, respectively. Revenues for the fourth quarter and the year ended December 31, 2003 were $860,000 and $3,004,000, respectively.

     Net income in the three months and the year ended December 31, 2004 included, before income taxes, a loss of $25,000 and a gain of $428,000, respectively, from sales of property within the Company’s Meadow Pointe project near Tampa, Florida and the recognition of a $165,000 installment of a $825,000 deferred gain from the sale of the Company’s 21 acres of undeveloped land in Nashville, Tennessee. For the same periods in 2003, net income included gains, before income taxes, of $135,000 and $430,000, respectively, from sales of property within the Company’s Meadow Pointe project.

The Company sold 10 and 128 developed lots, respectively, at Meadow Pointe during the three months and year ended December 31, 2004, and 53 and 120 developed lots, respectively, during the same periods of 2003. As of December 31, 2004, there remained to be sold at Meadow Pointe approximately 29 developable acres currently planned for town-home and condominium residential units and three commercial tracts aggregating approximately 24 developable acres.

The Company’s reported gains and losses from property sales at Meadow Pointe are based in part upon estimates of the total revenues and costs to be derived by the Company over the life of the project. The Company periodically reviews these estimates and makes adjustments to reflect any revision in estimates. Adjustments resulting from changes in estimates of sales revenue and related timing, interest rates and other factors affecting the project budget were made during both 2004 and 2003. These adjustments, reflecting changes occurring during such periods, resulted in aggregate reductions in revenue and costs that reduced net income before income taxes by $102,000 in 2004 and $22,000 in 2003. As a result of recording changes when identified, gross margins and related margin percentages, derived on a period-to-period basis, may not be directly comparable.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: Certain information contained in this news release may be deemed forward-looking statements regarding events and financial trends that may affect the Company’s future operating results or financial positions. The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which speak only as of the date made, involve risks and uncertainties, including, but not limited to, competition, general economic conditions, ability to manage and continue growth, the strength of the general economy in the Tampa, Florida area, uncertainties affecting the Tampa real estate market, residential mortgage interest rates, competitive residential and commercial developments in Tampa, inclement weather in Tampa that could delay construction of new homes, weakness in the market for commercial buildings in Tempe, Arizona, the leasing of the Company’s Tempe commercial building following the expiration on August 31, 2005 of the extended lease term with JP Morgan Chase Bank (formerly known as “Bank One”), the uncertainty of fluctuating rental rates for commercial office space in Tempe and other factors detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

The Company specifically declines to undertake any obligation to revise publicly any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

The Meadow Pointe project is subject to, and is being developed in accordance with, a Development of Regional Impact Development Order (the “DO”) approved by the Tampa Bay Regional Planning Council (the “TBRPC”) and Florida Department of Community Affairs (the “FDCA”) and issued by the Pasco County Board of County Commissioners (“Pasco County”). The DO included a requirement that the development build-out be completed by December 31, 2003, notwithstanding a DO expiration date of December 31, 2008. During the quarter ended September 30, 2004, the Company was notified by Pasco County that, in light of the expiration of the build-out date, it would no longer approve site plans and issue construction permits covering the Meadow Pointe project (“Pasco County Approvals”). As a result on September 27, 2004, the Company filed a Notice of Proposed Change with Pasco County, TBRPC, and FDCA extending the build-out date for the DO until November 30, 2008 (“Build-out Extension”). On November 8, 2004 the TBRPC, on behalf of itself as reviewer and on behalf of the FDCA, approved the Build-out Extension. In apparent disagreement with the TBRPC, Pasco County notified the Company by letter, dated October 27, 2004, that it deemed the proposed Build-out Extension as a substantial deviation pursuant to Section 380.06 (19) (c), Florida Statutes, and it would, therefore, not approve the Build-out Extension until a public hearing was held on the matter. However, on March 8, 2005, Pasco County approved the Build-Out Extension contained in the Notice of Proposed Change pursuant to the Settlement Agreement, by and between the Company and Pasco County, dated March 8, 2005 (the “Settlement Agreement”). The Settlement Agreement, among other obligations, requires the Company i) to construct a park access road within Meadow Pointe (“Park Access Road”); ii) to purchase from Pasco County approximately 1.1 acres of land for mitigation use (required as a result of the location of the Park Access Road) at a purchase price of approximately $38,500 (“Mitigation Area”); provided, however, if construction of the Park Access Road and Mitigation Area are not completed by January 8, 2006, the Company will pay approximately $165,000 for the Mitigation Area; iii) to secure its obligations and performance under the Settlement Agreement by providing to Pasco County a letter of credit in the amount of $465,000 to secure the construction of the Park Access Road and purchase of the Mitigation Area (the “LOC”), and iv) to dismiss, with prejudice, litigation pending in the Circuit Court of Pasco County involving the denial by the Board of County Commissioners of Pasco County of the Company’s special exception use application relating to certain commercial property located in Meadow Pointe. The Company is not yet in the initial phase of construction of the Park Access Road and, accordingly, cannot estimate the total cost with certainty. The Company and Pasco County are currently negotiating the terms of an easement, which is required to be obtained prior to construction of the Park Access Road.

Without the DO in effect during the six-month period ended December 31, 2004, it was difficult to market the Company’s remaining three (3) commercial parcels and one (1) multi-family parcel to prospective purchasers who want to obtain certain Pasco County Approvals prior to the purchase of any of the parcels. As a result, expected revenues from real estate sales at Meadow Pointe were delayed and the Company incurred additional costs, such as community development district assessments and property taxes.

[Financial Table Attached]

BF ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	(Unaudited) Three Months Ended December 31,				(Audited) Year Ended December 31,
		2004		2003		2004		2003
Revenues:
Real estate sales		$1, 221		$313		$1,967		$680
Real estate rental		523		454		1,884		1,815
Interest and dividends from marketable securities		55		19		147		109
Interest from mortgage loans		52		66		183		371
Other		(1)		8		7		29
		1,850		860		4,188		3,004
Costs and Expenses:
Cost of real estate sold		1,081		178		1,374		250
Real estate operations		7		38		26		70
Depreciation and amortization		24		24		96		96
General and administrative		689		529		2,307		2,222
		1,801		769		3,803		2,638
Income before gains (losses) from sales of securities and income taxes		49		91		385		366
Gains (losses) from sales of securities		(10)		4		(10)		96
Income before income taxes		39		95		375		462
Provision for income taxes		25		48		156		191
Net income		$14		$47		$219		$271
Net income per share: Basic Diluted	$ $	.00 .00	$ $	.01 .01	$ $	.06 .06	$ $	.08 .07
Weighted average shares used in computing basic net income per share		3,482		3,506		3,489		3,506
Weighted average shares and share equivalents used in computing diluted net income per share		3,532		3,604		3,553		3,677